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                                                                   Exhibit 10.42


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                             STOCKHOLDERS' AGREEMENT




                            dated as of April 2, 1996



                and amended and restated as of September 9, 1997



                                      among


           BLACKSTONE CAPITAL PARTNERS II MERCHANT BANKING FUND L.P.,

                  BLACKSTONE OFFSHORE CAPITAL PARTNERS II L.P.,

                BLACKSTONE FAMILY INVESTMENT PARTNERSHIP II L.P.,

                            BRW STEEL HOLDINGS, L.P.,

                       BRW STEEL OFFSHORE HOLDINGS, L.P.,

                      THE OTHER STOCKHOLDERS NAMED HEREIN,

                                       and

                              BAR TECHNOLOGIES INC.



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                                TABLE OF CONTENTS
                                -----------------


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                                                                                                         Page

SECTION 1.     DEFINITIONS...............................................................................  2

         1.1   Defined Terms.............................................................................  2
         1.2   Other Definitional Provisions; Interpretation.............................................  4

SECTION 2.     BOARD OF DIRECTORS........................................................................  5

         2.1   Election of Directors.....................................................................  5
         2.2   Additional Director                              .........................................  7

SECTION 3.     TRANSFERS.................................................................................  7

         3.1   Limitations on Transfer...................................................................  7
         3.2   Transfers to Affiliates...................................................................  8
         3.3   Effect of Void Transfers..................................................................  8
         3.4   Legend on Securities......................................................................  8
         3.5   Tag-Along Rights..........................................................................  9
         3.6   Drag-Along Rights......................................................................... 11
         3.7   Piggyback Rights.......................................................................... 12
         3.8   Demand Registration....................................................................... 13
         3.9   Other Registration-Related Matters........................................................ 14
         3.10  Indemnification........................................................................... 17

SECTION 4.     OTHER..................................................................................... 20

         4.1   Additional Securities Subject to Agreement................................................ 20
         4.2   Termination............................................................................... 20
         4.3   Injunctive Relief......................................................................... 20
         4.4   Other Stockholders' Agreements............................................................ 20
         4.5   Amendments................................................................................ 21
         4.6   Successors, Assigns and Transferees....................................................... 21
         4.7   Notices................................................................................... 21
         4.8   Integration............................................................................... 23
         4.9   Severability.............................................................................. 23
         4.10  Counterparts.............................................................................. 23
         4.11  Governing Law; Submission to Jurisdiction................................................. 23
         4.12  Affiliate Transactions.................................................................... 24
         4.13  Miscellaneous............................................................................. 25


                                       -i-

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                  STOCKHOLDERS' AGREEMENT, dated as of April 2, 1996, and as amended and restated as of September 9, 1997, among Blackstone Capital Partners II Merchant Banking Fund L.P., a Delaware limited partnership, Blackstone Offshore Capital Partners II L.P., a Cayman Islands exempted limited partnership, Blackstone Family Investment Partnership II L.P., a Delaware limited partnership (collectively, together with their respective transferees and the transferees of such transferees pursuant to Section 3.2 below, the "BLACKSTONE INVESTORS"); BRW Steel Holdings, L.P., a Delaware limited partnership ("HOLDINGS"), and BRW Steel Offshore Holdings, L.P., a Delaware limited partnership ("OFFSHORE HOLDINGS"; together with Holdings, the "Partnerships"); BRW Steel Holdings II, L.P., a Delaware limited liability Company, Veritas Capital, L.L.C., a Delaware limited partnership, KDJ, L.L.C., a Delaware limited liability Company (collectively, together with their respective transferees and the transferees of such transferees pursuant to Section 3.2 below, the "VERITAS INVESTORS"); and Bar Technologies Inc., a Delaware corporation (the "COMPANY").


                              W I T N E S S E T H:
                              --------------------


                  WHEREAS, pursuant to the Subscription Agreement (defined below), Blackstone/BarTech Acquisition Corporation, a Delaware corporation ("BBAC"), agreed to subscribe for, and the Company agreed to issue to BBAC, for an aggregate purchase price of $30,000,000, 536,829 shares (the "Shares") of its Special Class B Common Stock, par value $.001 per share (the "CLASS B COMMON STOCK");

                  WHEREAS, immediately prior to the execution and delivery of this Stockholders' Agreement BBAC assigned all of its rights and obligations under the Subscription Agreement to the Partnerships, and at the Closing (defined below) the Partnerships acquired the Shares, which will be held by the Partnerships in accordance with the terms of the Partnership Agreements;

                  WHEREAS, in addition to the Shares, the Partnerships are the owners of 196,410 shares of Class A Common Stock, par value $.001 per share ("Class A Common Stock"; together with the Class B Common Stock and all other classes of common stock, the "COMMON STOCK"), of the Company;

                  WHEREAS, the Blackstone Investors have agreed to become Class B Partners of the Partnerships in accordance and subject to the terms of the respective Partnership Agreements (defined below);

                  WHEREAS, pursuant to a subscription agreement dated as of September 9, 1997, the Blackstone Investors and the Veritas Investors have agreed to subscribe for, for an aggregate purchase price of $30,000,000, 536,864.68 shares of the Company's Non-voting Class C Common Stock, par value $.001 per share (the "CLASS C COMMON STOCK");

                  WHEREAS, the parties hereto wish to enter into certain agreements with respect to the holdings by the Blackstone Investors, the Partnerships, the Veritas Investors, and the Management Stockholders of Common Stock; and

                  WHEREAS, each Blackstone Investor is entering into this Agreement on its own account and not as a partner, agent, trustee or Affiliate of any other Blackstone Investor;

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

                  SECTION 1.  DEFINITIONS

                  1.1 DEFINED TERMS. As used in this Agreement, terms defined in the heading and the recitals shall have their respective assigned meanings, and the following capitalized terms shall have the meanings ascribed to them below:

                  "AFFILIATE" shall mean, with respect to any Person, (i) any Person that directly or indirectly controls, is controlled by or is under common control with, such Person, (ii) any director, officer, partner or employee of such Person or of any Person specified in clause
         (i) above or (iii), in the case of any Management Stockholder, any member of his immediate family or his lineal descendants or any trust established for the sole benefit of such Management Stockholder and/or one or more such family members or lineal descendants or entity wholly owned by such family members or lineal descendants; PROVIDED, that officers, directors or employees of the Company shall not be deemed to be Affiliates of a Blackstone Investor for purposes hereof solely by reason of being officers, directors or employees of the Company.

                  "AGREEMENT" shall mean this Stockholders' Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                  "BOARD" shall mean the Board of Directors of the Company.

                  "BUSINESS DAY" shall mean a day other than a Saturday, Sunday, federal or New York State holiday or other day on which commercial banks in New York City are authorized or required by law to close.

                  "CLOSING" shall mean the closing of the issuance of the Shares; "Closing Date" means the date on which the Closing occurs.

                  "COLLECTIVE BARGAINING AGREEMENT" or "CBA" shall mean


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                                                                               3




         the Agreement (including the appendices thereto) dated as of February 15, 1994, between the Company and the United Steelworkers of America, as amended from time to time.

                  "MANAGEMENT STOCKHOLDERS" shall mean employees of the Company who hold Common Stock or options exercisable for Common Stock.

                  "OWN" or "OWNERSHIP" shall, for the purposes of calculating the number or percentage of shares of Common Stock owned by any Person while the Blackstone Investors are partners of the Partnerships, include with respect to the Common Stock owned by the Blackstone Investors, and exclude with respect to the Common Stock owned by the Partnerships, the shares of Common Stock held by the Partnerships which constitute "Class B Assets" under the Partnership Agreements.

                  "PARTNERSHIP AGREEMENTS" shall mean (i) the Amended and Restated Limited Partnership Agreement relating to Holdings, dated as of April 2, 1996, among the Class A Partners named therein and Blackstone Capital Partners II Merchant Banking Fund. L.P. and Blackstone Family Investment Partnership II L.P., as the Class B Partners and (ii) the Limited Partnership Agreement relating to Offshore Holdings, dated as of April 2, 1996, among the Class A Partners named therein, the Class B General Partners named therein and Blackstone Offshore Capital Partners II L.P., as the Class B Limited Partner.

                  "PERMITTED TRANSFEREES" shall mean any Person to whom a Blackstone Investor, a Partnership, a Veritas Investor, the Trustee or a Management Stockholder transfers shares of Common Stock in accordance with the terms of this Agreement and who is required to, and does, become bound by the terms of this Agreement that were applicable to the transferor, and includes any Person to whom a Permitted Transferee (as thus defined) of a Blackstone Investor, a Partnership, a Veritas Investor, the Trustee or a Management Stockholder (or a Permitted Transferee of a Permitted Transferee) so further transfers shares and who is required to, and does, become bound by the terms of this Agreement.

                  "PERSON" shall mean any individual, corporation, limited liability company, partnership, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other entity of any nature whatsoever.

                  "PUBLIC OFFERING" shall mean the sale of shares of any class of the Company's Common Stock to the public pursuant to an effective registration statement (other than a registration statement on Form S-4 or S-8 or any similar or successor form) filed under the Securities Act.

                  "REGISTRATION EXPENSES" shall mean any and all expenses incident to the performance by the Company of or compliance by the Company with Section 3.7 or 3.8 hereof, including, without limitation,
         (i) all SEC, stock exchange, National Association of Securities Dealers, Inc. and other comparable regulatory agencies, registration and filing fees, (ii) all fees and expenses of complying with securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications), (iii) all printing, messenger and delivery expenses,
         (iv) the fees and disbursements of counsel for the Company and of its independent public accountants, (v) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance,
         (vi) the reasonable fees and disbursements of one firm of attorneys ("Holders' Counsel") selected by Stockholders which own a majority of the shares of Common Stock to be included in the proposed registration which are owned by Stockholders, (vii) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions applicable to shares owned by Stockholders, (viii) liability insurance if the Company so desires or if the underwriters so require and (ix) the reasonable fees and expenses of any special experts retained by the Company in connection with the requested registration, but excluding transfer taxes, if any.

                  "SEC" shall mean the Securities and Exchange Commission.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

                  "STOCKHOLDERS" shall mean each of the Blackstone Investors, the Partnerships, the Veritas Investors, the Trustee and the Management Stockholders and any of their Permitted Transferees hereunder, and "Stockholder" shall mean any one of the Stockholders.

                  "SUBSCRIPTION AGREEMENT" shall mean the Subscription Agreement, dated as of March 1, 1996, among BBAC, Holdings and the Company, as amended by Amendment No. 1 thereto, dated as of April 2, 1996.

                  "TRANSFER" shall mean any transfer, sale, assignment, exchange, mortgage, pledge, hypothecation or other disposition of any Common Stock or any interest therein.

                  "TRUSTEE" shall mean the Trustee acting from time to time under the ESOP.

                  1.2 OTHER DEFINITIONAL PROVISIONS; INTERPRETATION. (a) The words "hereof", "herein", and "hereunder" and words of similar import when used in this Agreement shall refer to this


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                                                                               5




Agreement as a whole and not to any particular provision of this Agreement, and section and subsection references are to this Agreement unless otherwise specified.

                  (b) The headings in this Agreement are included for convenience of reference only and shall not limit or otherwise affect the meaning or interpretation of this Agreement.

                  (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  SECTION 2.  BOARD OF DIRECTORS

                  2.1 ELECTION OF DIRECTORS. (a) The parties recognize that the holder of the Series B Preferred Stock of the Company is entitled to elect two directors to the Board, and the holders of the Class B Common Stock are entitled to elect to the Board such number of individuals (the "Class B Directors") as shall be specified pursuant to the Company's Restated Certificate of Incorporation and Bylaws, which Class B Directors collectively will have 50% of the voting power of the entire Board. For so long as the Class B Common Stock is held in the Partnerships, it shall be voted as directed by the relevant Class B General Partners in accordance with the relevant Partnership Agreement. The provisions below deal with the election of those directors to be elected by the holders of the Class A Common Stock (the "REGULAR DIRECTORS").

                  (b) Each Stockholder agrees that so long as the provisions of this Section 2 shall remain in effect, it or he will vote (to the extent eligible to be voted) all of the Class A Common Stock beneficially owned or held of record by it or him so as to elect and, during such period, to continue in office Regular Directors consisting solely of the following:

                (A) such number of designees of the Partnerships equal in the aggregate to (x) the total number of Regular Directors, minus (y) the number of directors, if any, to be elected in accordance with clause (C) below, minus (z) one (in the event the Blackstone Investors shall have designated and not withdrawn the designation of an Additional Director in accordance with Section 2.2) PROVIDED, this designation right of the Partnerships shall terminate if the Partnerships and its Affiliates collectively own less than 10% of the Common Stock on a fully diluted basis;

                (B) any Additional Director designated by the Blackstone Investors pursuant to Section 2.2; and

                (C) in the event all of the Class B Common Stock shall have been reclassified or converted into or otherwise exchanged for Class A Common Stock, such number of designees of the Blackstone Investors equal to 50% of the total number of

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                                                                               6





                             directors comprising the Board, rounded upward, if necessary, to the nearest whole number.

                  (c) The Partnerships agree that they shall designate for election to the Board out of their "allotment" in accordance with subparagraph
(A) above the chief executive officer of the Company and/or such other officer or officers as shall be mutually agreed upon by the Partnerships and the Blackstone Investors. The Partnerships further agree that in accordance with subparagraph (A) above they shall also designate out of their "allotment" for election to the Board as "independent directors" up to two individuals selected by the Board's nominating committee to the extent the election of such independent directors is necessary in connection with the listing or inclusion of any class of the Company's securities on a national securities exchange or in the NASDAQ national market system.

                  (d) If the Blackstone Investors or the Partnerships shall notify the other of their desire to remove, with or without cause, any director of the Company previously designated by such Stockholder (other than an officer or independent director designated pursuant to subsection (c) above), each Stockholder shall vote (to the extent eligible to vote) all of the Common Stock beneficially owned or held of record by it or him so as to remove such director or, upon request, each Stockholder shall promptly execute and return to the Company any written resolution relating thereto. For purposes of this subsection
(d) and subsection 2.1(e), the Additional Director shall be deemed designated by the Blackstone Investors.

                  (e) If any director previously designated by the Blackstone Investors or the Partnerships ceases to serve on the Board (whether by reason of death, resignation, removal or otherwise), the Stockholder who designated such director shall be entitled to designate a successor director to fill the vacancy created thereby, and each Stockholder shall vote (to the extent eligible to vote) all of the Common Stock beneficially owned or held of record by it or him in favor of such designation or, upon request, each Stockholder shall promptly execute and return to the Company any written resolution relating thereto. Notwithstanding the foregoing, in the event an officer or independent director designated pursuant to clause (c) above ceases to serve on the Board, a successor director shall be identified in the same manner the director who so ceased to serve was selected, and each Stockholder shall take such actions to elect such successor to the Board as is specified in the preceding sentence.

                  2.2 ADDITIONAL DIRECTOR . Notwithstanding any other provision of this Agreement, at any time at the request of the Blackstone Investors the number of directors that may be designated by the Partnerships as provided above shall be reduced by one, and the Blackstone Investors shall have the right to designate one additional individual for election to the Board as a Regular Director (the "ADDITIONAL DIRECTOR"). If such request


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                                                                               7



is made other than in connection with the annual election of directors, the Partnerships shall cause one of their prior designees (as selected by the Partnerships) immediately to resign from the Board in order that the Additional Director may immediately replace such resigning director. The foregoing provisions shall remain in effect continuously until such time as the Blackstone Investors shall provide written notice to the Company and the other parties hereto that the right to designate an Additional Director shall be suspended. The temporary suspension at the option of the Blackstone Investors of such right to designate an Additional Director shall in no way impair the right of the Blackstone Investors subsequently to designate another Additional Director pursuant to this Section 2.2.


                  SECTION 3.  TRANSFERS

                  3.1 LIMITATIONS ON TRANSFER. (a) Each Stockholder hereby agrees that, except for Transfers effected by a Stockholder pursuant to an effective registration statement filed under the Securities Act, no Transfer shall occur unless the Company has been furnished with an opinion in form and substance reasonably satisfactory to the Company of counsel reasonably satisfactory to the Company that such Transfer is exempt from or not subject to the provisions of Section 5 of the Securities Act and any other applicable securities laws.

                  (b) Each Stockholder hereby agrees that, except for Transfers in connection with a Public Offering, Transfers pursuant to Rule 144 under the Securities Act, Transfers to the Company in one or more transactions approved by the Board of Directors of the Company and Transfers pursuant to Sections 3.5 (tag-along transfers) and 3.6 (drag-along transfers), no Transfer shall occur unless the transferee shall agree in a writing reasonably satisfactory in form and substance to the Company to become a party to, and be bound to the same extent as its transferor by the terms of, this Agreement.

                  (c) Notwithstanding anything contained herein to the contrary, each of the Partnerships, the Veritas Investors and the Management Stockholders hereby agrees that, except for Transfers to the Company in one or more transactions approved by the Board and permitted Transfers pursuant to Section
3.2 (transfers to affiliates), 3.5 (tag-along transfers), 3.6 (drag-along transfers), 3.7 (piggyback registration transfers) or 3.8 (demand registration transfers), and subject to Section 3.9 (lock-up in connection with other registrations), a Transfer of Common Stock by any such Stockholder may occur only (i) after the Blackstone Investors shall have previously realized not less than $60 million net cash proceeds in the aggregate from one or more sales or other dispositions of Common Stock and (ii) in compliance with Rule 144 under the Securities Act, PROVIDED, that with respect to the Partnerships, the foregoing transfer restrictions shall apply only to Common Stock held as a Class A Asset and shall not apply to Common Stock held as a Class B Asset.

                  (d) The Partnerships shall implement partnership arrangements satisfactory to the Blackstone Investors whereby the partners of the Partnerships shall not be permitted to Transfer their partnership interests in a manner that circumvents the provisions of this Section 3.

                  3.2 TRANSFERS TO AFFILIATES. Notwithstanding anything contained herein to the contrary, but subject to compliance with applicable securities laws, each of the Blackstone Investors, the Veritas Investors and the Management Stockholders shall be entitled, from time to time, to Transfer any or all of the shares of Common Stock beneficially owned by him or it to any of his or its Affiliates who agree in a writing reasonably satisfactory in form and substance to the Company to become a party to, and be bound to the same extent as its transferor by the terms of, this Agreement. Any Transfer by a Blackstone Investor or any of its Affiliates to any of its stockholders (or other equity owners) of any or all of the shares of Common Stock beneficially owned by it (including a distribution of such shares of Common Stock upon a liquidation of a Blackstone Investor or any of its Affiliates or otherwise) shall be deemed to be a Transfer to an Affiliate of a Blackstone Investor for purposes of this Section 3.2.

                  3.3 EFFECT OF VOID TRANSFERS. In the event of any purported Transfer of any shares of Common Stock in violation of the provisions of this Agreement, such purported Transfer shall be void and of no effect and the Company shall not give effect to such Transfer.

                  3.4 LEGEND ON SECURITIES. (a) Each certificate representing shares of Common Stock issued to any Stockholder shall bear the following legend on the face thereof:

         "THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS' AGREEMENT AMONG BLACKSTONE CAPITAL PARTNERS II MERCHANT BANKING FUND II L.P., BLACKSTONE OFFSHORE CAPITAL PARTNERS II L.P., BLACKSTONE FAMILY INVESTMENT PARTNERSHIP II L. P., BRW STEEL HOLDINGS, L.P., BRW STEEL OFFSHORE HOLDINGS, L.P. AND EACH OTHER STOCKHOLDER PARTY THERETO AND BAR TECHNOLOGIES INC. (THE "COMPANY"), A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH STOCKHOLDERS' AGREEMENT. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH STOCKHOLDERS' AGREEMENT."

         "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF (COLLECTIVELY, A TRANSFER) UNLESS (A) SUCH TRANSFER IS MADE PURSUANT TO A REGISTRATION STATEMENT OR POST-EFFECTIVE AMENDMENT THERETO EFFECTIVE UNDER THE

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                                                                               9




         SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), (B) IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, SUCH TRANSFER IS EXEMPT FROM OR NOT SUBJECT TO THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT AND THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, OR (C) A NO-ACTION LETTER FROM THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION, SATISFACTORY TO COUNSEL FOR THE COMPANY, SHALL HAVE BEEN OBTAINED WITH RESPECT TO SUCH TRANSFER."

                  3.5 TAG-ALONG RIGHTS. (a) So long as this Agreement shall remain in effect and the Blackstone Investors, their respective Affiliates and the Partnerships beneficially own, collectively, on a fully diluted basis an aggregate number of shares of Common Stock not less than 25% of the Common Stock then outstanding, with respect to any proposed Transfer by a Blackstone Investor (in such capacity, a "Transferring Stockholder") of Common Stock permitted hereunder (with respect to Common Stock held directly or as a Class B Asset of a Partnership), other than (i) as provided in Section 3.2 (transfers to Affiliates), (ii) in a Public Offering or (iii) pursuant to Rule 144, the Transferring Stockholder shall have the obligation, and the Partnerships (with respect to Common Stock held as a Class A Asset), the Veritas Investors, the Trustee, each of the Management Stockholders and their respective Permitted Transferees (the "Tagging Stockholders") shall have the right, to require the proposed transferee to purchase from each of such Tagging Stockholders a number of shares of Common Stock up to the product (rounded up to the nearest whole number) of (i) the quotient determined by dividing (A) the aggregate number of shares of Common Stock owned by such Tagging Stockholder by (B) the aggregate number of shares of Common Stock owned by the Transferring Stockholder and the Tagging Stockholders, and (ii) the total number of shares of Common Stock proposed to be directly or indirectly Transferred to the transferee in the contemplated Transfer, and at the same price per share of Common Stock and upon the same terms and conditions (including, without limitation, time of payment and form of consideration) as to be paid and given to the Transferring Stockholder; PROVIDED, that in order to be entitled to exercise his or its right to sell shares of Common Stock to the proposed transferee pursuant to this
Section 3.5, each Tagging Stockholder must agree to make to the Transferee substantially the same representations, warranties, covenants, indemnities and agreements as the Transferring Stockholder agrees to make in connection with the proposed Transfer of the shares of Common Stock of the Transferring Stockholder; and PROVIDED FURTHER that the tag-along rights and obligations set forth in this
Section 3.5 shall not be applicable unless prior to the proposed Transfer by the Transferring Stockholder, the Blackstone Investors shall have previously realized not less than $60 million net cash proceeds in the aggregate from one or more sales or other dispositions of Common Stock; and PROVIDED, FURTHER that, if (x) prior to such proposed Transfer the Blackstone Investors shall have previously realized less than $60 million of net cash proceeds in the aggregate from one or more sales or other dispositions of Common Stock and (y) after such proposed Transfer the Blackstone Investors are reasonably expected to have realized (in the aggregate, together with all previous Transfers) in excess of $60 million of net cash proceeds from one or more sales or other dispositions of Common Stock (the amount of such excess, the "Incremental Taggable Amount"), then the Tagging Stockholders shall have the right to require the proposed transferee to purchase such number of shares of Common Stock pursuant to this
Section 3.5 calculated as if the Transferring Stockholder was proposing to sell only the number of shares of Common Stock that would yield the Incremental Taggable Amount.

                  (b) The Transferring Stockholder shall give notice to each Tagging Stockholder of each proposed Transfer giving rise to the rights of such Tagging Stockholder set forth in the first sentence of Section 3.5(a) at least 10 Business Days prior to the proposed consummation of such Transfer, setting forth the number of shares of Common Stock proposed to be so transferred, the name and address of the proposed transferee, the proposed amount and form of consideration (and if such consideration consists in part or in whole of property other than cash, the Transferring Stockholder shall provide such information, to the extent reasonably available to the Transferring Stockholder, relating to such consideration as the Tagging Stockholder may reasonably request in order to evaluate such non-cash consideration) and other terms and conditions of payment offered by the proposed transferee, and a representation that the proposed transferee has been informed of the tag-along rights provided for in this Section 3.5 and has agreed to purchase shares of Common Stock in accordance with the terms hereof. The Transferring Stockholder shall deliver or cause to be delivered to each Tagging Stockholder copies of all transaction documents relating to the proposed Transfer (including draft and final versions of such documents) as the same become available. The tag-along rights provided by this
Section 3.5 must be exercised by each Tagging Stockholder within 8 Business Days following receipt of the notice required by the preceding sentence, by delivery of a written notice to the Transferring Stockholder indicating the desire of such Tagging Stockholder to exercise its or his rights and specifying the number of shares of Common Stock it or he desires to sell. The Transferring Stockholder shall be entitled under this Section 3.5 to Transfer to the proposed transferee the number of shares of Common Stock calculated in accordance with Section 3.5(a).

                  (c) If any Tagging Stockholder exercises its or his rights under Section 3.5(a), the closing of the purchase of the Common Stock with respect to which such rights have been exercised shall take place concurrently with the closing of the sale of the Transferring Stockholder's Common Stock.

                  3.6 DRAG-ALONG RIGHTS. (a) So long as this Agreement shall remain in effect and the Blackstone Investors and their Affiliates beneficially own, collectively, on a fully diluted basis an aggregate number of shares of Common Stock not less than 20% of the Common Stock then outstanding, if any of the

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                                       11




Blackstone Investors receives a bona fide offer from a Person other than a Blackstone Investor or any of its Affiliates (a "Third Party") to purchase in an arms'-length transaction all, but not less than all, of the outstanding shares of Common Stock owned by the Stockholders (other than the Trustee) and such offer is accepted by such Blackstone Investor, then each Stockholder (other than the Trustee) hereby agrees that it or he will Transfer all shares of Common Stock owned by it or him to such Third Party on the terms of the offer so accepted by such Blackstone Investor, including the same per share consideration.

                  (b) The Transferring Stockholder shall give notice (the "Drag-Along Notice") to each of the other Stockholders (other than the Trustee) of any proposed Transfer giving rise to the rights of such Transferring Stockholder set forth in Section 3.6(a) as soon as practicable following the acceptance of the offer referred to in Section 3.6(a). The Drag-Along Notice shall set forth the number of shares of Common Stock proposed to be so Transferred, the name of the proposed transferee, the proposed amount and form of consideration (and if such consideration consists in part or in whole of property other than cash, the Transferring Stockholder shall provide such information, to the extent reasonably available to the Transferring Stockholder, relating to such consideration as the Tagging Stockholder may reasonably request in order to evaluate such non-cash consideration) and the other terms and conditions of the offer. The Transferring Stockholder shall notify the Partnerships at least 3 weeks in advance of entering into a definitive agreement in connection with such offer if Stockholders will be required to sign any agreement containing representations, warranties and indemnities and will provide in advance to one counsel acting for the Partnerships and the other Stockholders subject to the Drag- Along Notice (which counsel shall be other than counsel for the Transferring Stockholder) a copy of the representations, warranties and indemnities proposed to be made by such Stockholders. In any such agreement such Stockholders will be required to make the same representations, warranties and indemnities as the Transferring Stockholder so long as they are made severally and not jointly. The Company shall pay the fees and expenses of counsel for the Partnerships and the other Stockholders (other than the Trustee) as well as counsel for the Blackstone Investors in connection with any transaction referred to in this Section 3.6. If the Transfer referred to in the Drag- Along Notice is not consummated within 120 days from the date of the Drag-Along Notice, the Transferring Stockholder must deliver another Drag-Along Notice in order to exercise its rights under this Section 3.6 with respect to such Transfer or any other Transfer.

                  3.7 PIGGYBACK RIGHTS. (a) Each time the Company is planning to file a registration statement under the Securities Act (other than a registration statement on Form S-4 or S-8 or any similar or successor form) in connection with the proposed offer and sale of Common Stock (or other equity securities) for the account of the Company or any securityholder of the Company exercising a contractual right to cause the Company to file such registration statement (the "INITIATING PARTY"), the Company will give prompt written notice thereof to each of the Blackstone Investors, the Partnerships, the Veritas Investors, the Trustee and the Management Stockholders regarding the rights of such parties (collectively, the "NON-INITIATING PARTIES") under this
Section 3.7, at least 10 Business Days prior to the anticipated filing date of such registration statement. Upon the written request of any member of the Non-Initiating Parties made within 8 Business Days after the receipt of any such notice from the Company, which request shall specify the shares of Common Stock (the "PIGGY-BACK SHARES") intended to be disposed of by such member in such offering, the Company will use its reasonable best efforts to effect the registration under the Securities Act of all Piggy-Back Shares which the Company has been so requested to register by such Persons to the extent required to permit the disposition of the Piggy-Back Shares to be registered; PROVIDED, that
(i) if, at any time after giving written notice of its intention to register any Common Stock and prior to the effective date of the registration statement filed in connection with such registration, the Initiating Party shall determine for any reason not to proceed with the proposed registration, the Company may at its election give written notice of such determination to each holder of Piggy-Back Shares and thereupon shall be relieved of its obligation to register any Piggy-Back Shares in connection with such registration, and (ii) if such registration involves an underwritten offering, each holder of Piggy-Back Shares requesting to be included in the Company's registration must sell its shares to the underwriters on the same terms and conditions as apply to the Initiating Parties. Notwithstanding anything in this Agreement to the contrary, the rights and obligations set forth in this Section 3.7 shall not be applicable to the Partnerships with respect to their Class A Assets, the Veritas Investors and the Management Stockholders unless, prior to the proposed offer and sale of Common Stock by the Initiating Party, the Blackstone Investors shall have previously realized not less than $60 million net cash proceeds in the aggregate from one or more sales of Common Stock; PROVIDED that, if (x) prior to such proposed offer and sale the Blackstone Investors shall have previously realized less than $60 million of net cash proceeds in the aggregate from one or more sales of Common Stock and (y) after such proposed offer and sale the Blackstone Investors are reasonably expected to have realized (in the aggregate, together with all previous transfers) in excess of $60 million of net cash proceeds from one or more sales of Common Stock (the amount of such excess, the "Incremental Piggy-Back Amount"), then the Non- Initiating Parties shall have the right to offer and sell such number of shares of Common Stock pursuant to this Section
3.7 calculated as if the Initiating Party was proposing to offer and sell only the number of shares of Common Stock that would yield the Incremental Piggy-Back Amount.

                  (b) If a registration pursuant to this Section 3.7 involves an underwritten offering and the managing underwriter or underwriters in good faith advise the Company in writing that, in their opinion, the number of shares of Common Stock which the Initiating Party, the holders of Piggy-Back Shares and any other

Persons intend to include in such registration exceeds the largest number of shares of Common Stock which can be sold in such offering without having an adverse effect on such offering (including, but not limited to, the price at which the shares of Common Stock can be sold), then the Company will include in such registration (i) first, 100% of the shares of Common Stock the Initiating Party proposes to sell for its own account, and (ii) second, to the extent that the number of shares of Common Stock which the Initiating Party proposes to sell is less than the number of shares of Common Stock which the Initiating Party has been advised can be sold in such offering without having the adverse effect referred to above, the number of outstanding shares of Common Stock to be included in such offering will be determined on the basis of the relative percentage relationships of (v) the number of outstanding shares of Common Stock to be included by any of the Blackstone Investors and their respective Affiliates (either directly or through the Partnerships), (w) the number of outstanding shares of Common Stock to be included by the Partnerships (with respect to Common Stock held as a Class A Asset) and the Veritas Investors, (x) the number of outstanding shares of Common Stock to be included by the Trustee,
(y) the number of outstanding shares of Common Stock to be included by the Management Stockholders and their Affiliates and (z) the number of outstanding shares of Common Stock to be included by any other Persons who are entitled to include shares of Common Stock in such offering.

                  3.8 DEMAND REGISTRATIONS. (a) Provided the Blackstone Investors collectively own, directly or indirectly through the Partnerships as Class B Assets, at least 5% of the Common Stock on a fully diluted basis, upon the written request from time to time (a "REQUEST") of any Blackstone Investor or any Affiliate of a Blackstone Investor that holds Common Stock that the Company effect the registration under the Securities Act of all or part of the shares of Common Stock owned by such Blackstone Investors and Affiliates, directly or indirectly through the Partnerships as Class B Assets, the Company will as expeditiously as practicable use its reasonable best efforts to effect the registration under the Securities Act of such shares and cause such registration statement to remain effective for a period of not less than 180 days; PROVIDED, HOWEVER, that the Company shall not be required to effect more than three effective registrations pursuant to this Section 3.8(a).

                  (b) If (i) the Blackstone Investors shall have previously realized at least $45 million of net cash proceeds from the sale of Common Stock in one or more transactions yielding at least a 20% compounded annualized internal rate of return on the entire initial investment by them (without ascribing any value to any remaining shares of Common Stock held by the Blackstone Investors), (ii) the Blackstone Investors have not sold any shares of Common Stock, either directly or through the Partnerships, within the preceding nine month period and (iii) the Partnerships own at least 5% of the outstanding Common Stock on a fully-diluted basis, then the Partnerships shall have the right to make one written request ("Partnerships' Request") to the Company that the Company effect the registration under the Securities Act of all or part (constituting not less than 5% of outstanding shares) of the shares of Common Stock owned by the Partnerships, whereupon the Company will as expeditiously as practicable use its reasonable best efforts to effect the registration under the Securities Act of such shares and cause such registration statement to remain effective for a period of not less than 180 days. In addition, if the Blackstone Investors no longer have any right to make a Request pursuant to Section 3.8(a), then the Partnerships shall have the right to make one additional Partnerships' Request pursuant to this Section 3.8(b) (without regard to clauses (i), (ii) and (iii)).

                  3.9 OTHER REGISTRATION-RELATED MATTERS. (a) Each Stockholder agrees that it shall not effect any sales of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock during the 14 days prior to and up to a 180 day period beginning on the effective date of a registration statement relating to an underwritten public offering of Common Stock (whether pursuant to Section 3.7 or 3.8 or otherwise, except as part of such registration) if and to the extent reasonably requested in writing (with reasonable prior written notice) by the managing underwriter of the underwritten public offering or by the Company on their behalf.

                  (b) The Company agrees not to effect any sales of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock during the 14 days prior to and the 180 day period beginning on the effective date of any registration statement in which any Stockholder is participating in connection with an underwritten public offering of Common Stock, if and to the extent reasonably requested in writing (with reasonable prior written notice) by the managing underwriter of the underwritten public offering except in connection with the conversion or exercise of previously outstanding options, warrants or other rights.

                  (c) The Company may require any Person that is selling shares of Common Stock in a Public Offering pursuant to Section 3.7 or 3.8 to furnish to the Company in writing such information regarding such Person and the distribution of the shares of Common Stock which are included in a Public Offering as may from time to time reasonably be requested in writing in order to comply with the Securities Act.

                  (d) The Company will pay all Registration Expenses in connection with each registration or proposed registration of Common Stock pursuant to Section 3.7 or 3.8.

                  (e) Before filing a registration statement or prospectus, or any amendments or supplements thereto, in connection with any registration or proposed registration of Common Stock pursuant to Section 3.7 or 3.8, the Company will furnish to Holders' Counsel copies of all documents proposed to be filed.

                  (f) The Company will furnish to each seller of Common Stock such number of copies of the applicable registration statement and of each amendment or supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request in order to facilitate the disposition of Common Stock by such seller.

                  (g) The Company will use its reasonable best efforts to register or qualify Common Stock covered by a registration statement under such other securities or blue sky laws of such jurisdictions as each seller shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Common Stock owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this paragraph (g), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction.

                  (h) The Company will use its reasonable best efforts to cause the Common Stock covered by a registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller thereof to consummate the disposition thereof.

                  (i) The Company will notify each seller of Common Stock covered by a registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period of the Company's becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Common Stock, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (j) The Company will enter into such customary agreements (including an underwriting agreement in customary form) and take such other actions as sellers of a majority of such Common Stock or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Common Stock.

                  (k) The Company will make available for inspection by any seller of Common Stock covered by a registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

                  (l) The Company will obtain a "cold comfort" letter or letters from the Company's independent public accountants in customary form and covering matters of the type customarily covered by "cold comfort" letters as the sellers of a majority of the outstanding shares of Common Stock covered by the registration statement shall reasonably request.

                  (m) Each Stockholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph (i) such Stockholder will forthwith discontinue disposition of Common Stock pursuant to the registration statement covering such Common Stock until such Stockholder's receipt of the copies of the amended or supplemented prospectus contemplated by paragraph (i) and, if so directed by the Company, such Stockholder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Stockholder's possession, of the prospectus covering such Common Stock current at the time of receipt of such notice. In the event the Company shall give any such notice, the period for which the Company shall be required to keep the registration statement effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to paragraph (i) to and including the date when each seller of Common Stock covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by paragraph (i).

                  3.10               Indemnification.
                                     ---------------

                  (a) INDEMNIFICATION BY THE COMPANY. In the event of any registration of any securities of the Company under the Securities Act pursuant to Section 3.7 or 3.8, the Company hereby indemnifies and agrees to hold harmless, to the extent permitted by law, each party hereto who is a holder ("HOLDER") of securities ("REGISTRABLE SECURITIES") covered by such registration statement, each Affiliate of such Holder and their respective directors and officers or general and limited partners (and the directors, officers, affiliates and controlling Persons thereof), each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such Holder or any such underwriter within the meaning of the Securities Act (collectively, the "INDEMNIFIED PARTIES"), against any and all losses, claims, damages or liabilities, joint or several, and expenses to which such

Indemnified Party may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof, whether or not such Indemnified Party is a party thereto) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and the Company will reimburse such Indemnified Party for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, liability, action or proceeding; PROVIDED, that the Company shall not be liable to any Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, in any such preliminary, final or summary prospectus, or any amendment or supplement thereto in reliance upon and in conformity with written information with respect to such Indemnified Party furnished to the Company by such Indemnified Party for use in the preparation thereof; and PROVIDED, FURTHER, that the Company will not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, under the indemnity agreement in this Section 3.10(a) with respect to any preliminary prospectus or the final prospectus or the final prospectus as amended or supplemented, as the case may be, to the extent that any such loss, claim, damage or liability of such underwriter or controlling Person results from the fact that such underwriter sold Registrable Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus or of the final prospectus as then amended or supplemented, whichever is most recent, if the Company has previously furnished copies thereof to such underwriter. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any Indemnified Party and shall survive the transfer of such securities by such Holder.

                  (b) INDEMNIFICATION BY THE HOLDERS AND UNDERWRITERS. The Company may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with Section 3 herein, that the Company shall have received an undertaking reasonably satisfactory to it from the Holder of such Registrable Securities or any prospective underwriter to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 3.10(a)) the Company, all other Holders or any prospective underwriter, as the case may be, and any of their respective Affiliates, directors, officers and controlling Persons, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information with respect to such Holder or underwriter furnished to the Company by such Holder or underwriter expressly for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the Holders, or any of their respective affiliates, directors, officers or controlling Persons and shall survive the transfer of such securities by such Holder.

                  (c) NOTICES OF CLAIMS, ETC. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 3.10, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; PROVIDED, that the failure of the indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Sections 3.10(a) or 3.10(b), except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. If, in such indemnified party's reasonable judgment, having common counsel would result in a conflict of interest between the interests of such indemnified and indemnifying parties, then such indemnified party may employ separate counsel reasonably acceptable to the indemnifying party to represent or defend such indemnified party in such action, it being understood, however, that the indemnifying party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (and not more than one separate firm of local counsel at any time for all such indemnified parties) in such action. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

                  (d) OTHER INDEMNIFICATION. Indemnification similar to that specified in this Section 3.10 (with appropriate modifications) shall be given by the Company and each Holder of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

                  (e) CONTRIBUTION. If recovery is not available under the foregoing indemnification provisions of this Section 3.10 for any reason other than as expressly specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses except to the extent that contribution is not permitted under Section 11(f) of the Securities Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the Registrable Securities (taking into account the portion of the proceeds realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any misstatement or omission and any other equitable considerations appropriate under the circumstances.

                  (f) NON-EXCLUSIVITY. The obligations of the parties under this
Section 3.10 shall be in addition to any liability which any party may otherwise have to any other party.


                  SECTION 4.  OTHER

                  4.1 ADDITIONAL SECURITIES SUBJECT TO AGREEMENT. Each Stockholder agrees that any other shares of Common Stock which it shall hereafter acquire by means of a stock split, stock dividend, distribution, exercise of options or warrants or otherwise (other than pursuant to a Public Offering) shall be subject to the provisions of this Agreement to the same extent as if held on the date hereof.

                  4.2 TERMINATION. This Agreement shall terminate, and thereby become null and void, in full on the earliest date on which the Blackstone Investors and their Affiliates do not collectively own, directly or through the Partnerships as Class B Assets, in the aggregate at least 15% of the Common Stock then outstanding on a fully diluted basis; PROVIDED, that the provisions of Sections 3.7, 3.8, 3.9 and Sections 4.1, 4.2, 4.3, 4.5, 4.6, 4.7, 4.8, 4.9,
4.10, 4.11 and 4.13 shall survive until such time as none of the Blackstone Investors and their Affiliates own, directly or through the Partnerships as Class B Assets, any shares of Common Stock, and the provisions of Section 3.10 shall not terminate. The provisions of Section 4.12 shall terminate when either the Blackstone Investors, (directly or indirectly through the Partnerships as Class B Assets) on the one hand, or the Partnerships on the other hand, own less than 10% of the Common Stock on a fully diluted basis.

                  4.3 INJUNCTIVE RELIEF. The Stockholders acknowledge and agree that a violation of any of the terms of this Agreement will cause the Stockholders irreparable injury for which adequate remedy at law is not available. Accordingly, it is agreed that each Stockholder shall be entitled to an injunction, restraining order or other equitable relief to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, in addition to any other remedy to which they may be entitled at law or equity.

                  4.4 OTHER STOCKHOLDERS' AGREEMENTS. None of the Stockholders shall enter into any stockholder agreement or other arrangement of any kind with any Person with respect to shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (other than the Common Stock Registration Rights Agreement, dated as of the date hereof, with Chase Securities Inc.), and none of the Stockholders has previously entered into such an agreement that remains in full force and effect as of the date hereof, which is inconsistent with the provisions of this Agreement or which may impair its ability to comply with this Agreement.

                  4.5 AMENDMENTS. This Agreement may be amended only by a written instrument signed by each of the Blackstone Investors, so long as such Blackstone Investor (or any Affiliate of such Blackstone Investor) beneficially owns, directly or through the Partnerships, Common Stock; provided that, any amendment which adversely affects the Company, the Partnerships, the Veritas Investors, the Trustee or a Management Stockholder or imposes an additional material obligation on the Company, the Partnerships, the Veritas Investors, the Trustee or a Management Stockholder, must be approved in writing by such party.

                  4.6 SUCCESSORS, ASSIGNS AND TRANSFEREES. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and transferees permitted hereunder (except for transferees that are transferred Common Stock pursuant to a Public Offering or a transaction pursuant to Rule 144 under the Securities Act or pursuant to Section 3.5), each of which shall agree in a writing reasonably satisfactory in form and substance to the Company to become a party hereto and be bound to the same extent hereby as the transferor that has transferred the Common Stock to such transferees; PROVIDED, that if a Stockholder transfers a portion of its or his Common Stock to a transferee which is entitled to rights of the transferor hereunder, then such transferee(s) of such transferor shall exercise such rights as a single group with that transferor and its Affiliates.

                  4.7 NOTICES. Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or sent by telecopier, Federal Express or other overnight courier, addressed as follows or to such other address of which the parties may have given notice:


         To any of the Blackstone Investors:

         c/o The Blackstone Group
         345 Park Avenue
         New York, New York  10017
         Attention:  Mikael Salovaara
         Telecopy:  (212) 935-2626
         Telephone: (212) 754-8712

         With copies to:

         Simpson Thacher & Bartlett
         425 Lexington Avenue
         New York, New York  10017
         Attention:  Wilson S. Neely
         Telecopy:  (212) 455-2502
         Telephone: (212) 455-2000


         To the Partnerships or any of the Veritas Investors:

         BRW Steel Holdings, L.P.
         BRW Steel Offshore Holdings, L.P.
         c/o Veritas Capital L.L.C.
         660 Madison Avenue
         New York, New York  10021
         Attention:  President
         Telecopy:  (212) 688-9411
         Telephone: (212) 688-0020

         With copies to:

         Whitman, Breed, Abbott & Morgan
         200 Park Avenue
         New York, New York  10166
         Attention:  Benjamin Polk
         Telecopy:  (212) 351-3131
         Telephone: (212) 351-3000


         To Management Stockholders:

         c/o  Bar Technologies Inc.
         227 Franklin Street, Suite 300
         Johnstown, Pennsylvania  15901
         Attention:  James R. Powers
         Telecopy:  (814) 533-7220
         Telephone: (814) 533-7200

         To the Company:

         Bar Technologies Inc.
         227 Franklin Street, Suite 300
         Johnstown, Pennsylvania  15901
         Attention:  President
         Telecopy:  (814) 533-7220
         Telephone: (814) 533-7200

         With copies to:

         Each Blackstone Investor, Simpson Thacher & Bartlett, the Partnerships, the Veritas Investors, Jones, Day, Reavis & Pogue, and each Management Stockholder at their respective addresses set forth above.

Notices to the Trustee shall be delivered to the address indicated by it a the time it becomes a party hereto. Unless otherwise specified herein, such notices or other communications shall be deemed received (i) on the date delivered, if delivered personally or sent by telecopier, and (ii) one business day after being sent by Federal Express or other overnight courier.

                  4.8 INTEGRATION. This Agreement, the agreements entered into in connection with the Closing and the documents referred to herein or therein, or delivered pursuant hereto or thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof. There are no agreements, representations, warranties, covenants or undertakings with respect to the subject matter hereof and thereof other than those expressly set forth herein and therein. This Agreement supersedes all other prior agreements and understandings between the parties with respect to such subject matter.

                  4.9 SEVERABILITY. If one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

                  4.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, and by different parties on separate counterparts each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

                  4.11 GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to the conflicts of law principles thereof. Each of the parties by its execution hereof hereby (i) irrevocably submits to the jurisdiction of the federal and state courts located in the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or any other agreement contemplated hereby or relating to the subject matter hereof or thereof and (ii) waives to the extent not prohibited by applicable law, and agrees not to assert by way of motion, as a defense or otherwise, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that any right or remedy relating to this Agreement or any other agreement contemplated hereby, or the subject matter hereof or thereof, may not be enforced in or by such court. Each of the parties hereby consents to service of process in any such proceeding in any manner permitted by the laws of the State of New York, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 3.7 hereof is reasonably calculated to give actual notice.

                  4.12 AFFILIATE TRANSACTIONS. (a) The Company shall not agree to, engage in or otherwise complete any Affiliate Transaction other than a transaction determined in advance of such transaction by the Board of Directors of the Company as being upon terms no less favorable to the Company than terms obtainable from a third party on an arms-length basis. For purposes of this
Section 4.12, "Affiliate Transaction" means any transaction or series of related transactions including, but not limited to, the purchase, sale, lease or exchange of any property or the rendering of any service pursuant to any management or consulting arrangement or otherwise, but excluding (v) the payment of annual monitoring fees to any Blackstone Investor or the Partnerships or any of their respective Affiliates (so long as the fees payable to the Blackstone Investors and their Affiliates, on the one hand, and to the Partnerships and their Affiliates, on the other hand, are equal), (w) the reimbursement of out-of-pocket expenses of directors for services rendered in such capacity, (x) the payment of customary directors' fees, (y) the payment of customary investment banking fees to any Blackstone Investor or the Partnerships or an Affiliate of a Blackstone Investor or the Partnerships in consideration of services rendered and (z) transactions expressly contemplated by the Subscription Agreement and the exhibits thereto) between the Company or any of its subsidiaries, on the one hand, and any Affiliate of the Company (other than the Company or any of its subsidiaries), on the other hand, or by the Company or any of its subsidiaries for the benefit of any Affiliate of the Company (other than the Company or any of its subsidiaries).

                  (b) Provided (i) the Blackstone Investors collectively continue to own (directly or through the Partnerships as Class B Assets) at least 40% of the outstanding Common Stock or (ii) (A) the Blackstone Investors otherwise have the right to designate the Company's nomination of a number of directors constituting more than 50% of the voting power of the Board and (B) the number of shares of Common Stock held by holders of Common Stock contractually obligated to vote for such designees assures election of such designees without regard to any other shares voting for the election of directors, then if the Company or any of its subsidiaries proposes to enter into a "Blackstone Interested Transaction" (as defined below), the Company shall not consummate such transaction unless it shall have been approved by a committee of independent directors of the Company's Board of Directors (i.e., directors not designated by the Blackstone Investors or otherwise personally interested in the transaction (other than as stockholders pari passu with other stockholders)).

                  A Blackstone Interested Transaction is any transaction whereby ownership of the Company or a material part of its operating assets would succeed to an entity controlled by the Blackstone Investors or their Affiliates, and in such transaction (i) the post-transaction ownership stake in such entity held by the Blackstone Investors would increase disproportionately to the post-transaction ownership stake in such entity that would be held by the Partnerships (through their Class A Assets), as compared to its stake immediately prior to consummation of such Transaction or (ii) any Blackstone Investor or any Affiliate thereof would receive any consideration that is disproportionate as compared to the Partnerships (other than customary investment banking fees that may be paid to the Blackstone Investors or their Affiliates) (other than in the case of either clause (i) or (ii) any such disproportional impact attributable solely to the preference accorded to Class B Common Stock).

                  4.13 MISCELLANEOUS. (a) The parties hereto shall sign such further documents, cause such meetings to be held, resolutions passed and bylaws enacted, exercise their votes and do and perform and cause to be done such further acts and things as maybe necessary or desirable in order to give full effect to this Agreement and every part thereof.

                  (b) Each of the Trustee and the Management Stockholders shall become an additional signatory hereto as soon as practicable by signing a counterpart of this Agreement and delivering same to the Company and the other parties hereto and, until such time, shall have no rights or obligations hereunder.

                  IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.




                                     BAR TECHNOLOGIES INC.



                                     By:
                                         -------------------------------------
                                              Name:
                                              Title:


                                     BLACKSTONE CAPITAL PARTNERS II
                                     MERCHANT BANKING FUND, L.P.


                                     By:      Blackstone Management Associates
                                              II L.L.C., as General Partner


                                              By:
                                                  ----------------------------
                                                  Name:
                                                  Title:


                                     BLACKSTONE OFFSHORE CAPITAL
                                      PARTNERS II L.P.


                                     By:      Blackstone Management Associates
                                              II L.L.C., as General Partner


                                              By:
                                                  ----------------------------
                                                  Name:
                                                  Title:


                                     BLACKSTONE FAMILY INVESTMENT
                                     PARTNERSHIP II L.P.


                                     By:      Blackstone Management Associates
                                              II L.L.C., as General Partner


                                              By:
                                                  ----------------------------
                                                  Name:
                                                  Title:

                                  BRW STEEL HOLDINGS, L.P.

                                           By: BRW Partners, Inc.,
                                                 general partner


                                           By:
                                              ----------------------------------
                                               Name:
                                               Title:

                                           By: Blackstone Capital Partners II
                                               Merchant Banking Fund L.P.,
                                               general partner

                                               By:   Blackstone Management
                                                     Associates II L.L.C.,
                                                     general partner


                                                          By:
                                                             -------------------
                                                              Name:
                                                              Title:


                                  BRW STEEL OFFSHORE HOLDINGS, L.P.

                                           By: BRW Partners, Inc.,
                                                 general partner


                                           By:
                                              ----------------------------------
                                               Name:
                                               Title:


                                           By: Blackstone Management
                                               Associates II L.L.C., a
                                               general partner


                                               By:
                                                   -----------------------------
                                                   Name:
                                                   Title:


                                  BRW STEEL HOLDINGS II, L.P.


                                  By:

                                           By:
                                              ----------------------------------
                                               Name:
                                               Title:

                                           VERITAS CAPITAL, L.L.C.

                                           By:
                                              ----------------------------------
                                               Name:
                                               Title:

                                           KDJ, L.L.C.


                                           By:
                                              ----------------------------------
                                               Name:
                                               Title: